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                                EXHIBIT (11)(e)
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                                    FORM OF
                             DISTRIBUTION AGREEMENT
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                             DISTRIBUTION AGREEMENT
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     AGREEMENT made this 1st day of July, 1999, between AUSA Endeavor Target
Account (the "Account") and Endeavor Group, a California corporation (the "Distributor") each with offices at 2101 East Coast Highway, Suite 300, Corona del Mar, California 92625.

     WHEREAS, the Account was organized to act as the funding vehicle for certain individual variable life insurance policies and individual and group variable annuity contracts (collectively referred to herein as "Variable Contracts") offered by AUSA Life Insurance Company ("AUSA");

     WHEREAS, the Account is a registered managed separate account, which currently offers Variable Contracts funded in whole or in part by two sub-accounts, each as set forth on Schedule A hereto (the "Existing Sub-Accounts"), and the Account may offer one or more additional Sub-Accounts in the future; and

     WHEREAS, it is contemplated that, in addition to entering into sales agreements with AUSA, the Distributor shall engage in certain promotional and marketing efforts on behalf of the Account, as described in the Brokerage Enhancement Plan pursuant to Rule 12b-1 adopted by the Account.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. (a) In the event that the Account from time to time designates one or more Sub-Accounts in addition to the Existing Sub-Accounts ("Additional Sub-Accounts"), it shall notify the Distributor. If the Distributor is willing to perform services hereunder for the Additional Sub-Accounts, it shall so notify the Account. Thereafter, the Account and the Distributor shall mutually agree to amend Schedule A to this Agreement in writing to add the Additional Sub-Accounts and the Additional Sub- Accounts shall be subject to this Agreement, subject to the approval of the Board of Managers as set forth in Section 6.(a) below. The Existing Sub-Accounts and all Additional Sub-Accounts subject to this Agreement are referred to collectively as "Sub-Accounts."

     2. (a) All sales literature and advertisements used by the Distributor in connection with the promotion and marketing of Variable Contracts shall be subject to approval by the Account. The Account authorizes the Distributor, in connection with the promotion and marketing of Variable Contracts, to provide only such information and to make only such statements or representations as are contained in the Account's then- current Prospectus or in sales literature or advertisements approved by the Account or in such financial and other statements which are furnished in writing to the Distributor pursuant to the next paragraph. The Account shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. The Distributor shall review all materials submitted to it by AUSA that describe the Account, the Variable Contracts or the

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Account's investment manager and investment advisers. The Distributor shall not be responsible for any information provided or statements or representations made by AUSA, its representatives or agents, or any other persons or entities other than the Distributor's representatives or agents.

          (b) The Account shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of the Distributor to promote and market the Variable Contracts and in the performance by the Distributor of all its duties under this Agreement.

     3.   (a)  The Account will pay or cause to be paid:

                         (i) registration fees for registering its shares under the Securities Act of 1933 (the "1933 Act") as required;

                         (ii) the expenses, including counsel fees, of preparing registration statements and such other documents as the Account believes are necessary for registering the Variable Contracts with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

                         (iii) expenses incident to preparing amendments to
               registration statements of the Account under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act");

                         (iv) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the then existing Variable Contract owners or beneficial owners of Variable Contracts (including owners of Variable Contracts whose Contracts use one or more Sub-Accounts as their funding vehicle);

                         (v) expenses incident to the issuance of its Variable Contracts such as the cost of certificates, if any, taxes and fees of the transfer agent for establishing Variable Contract owner record accounts and confirmations.

                    (b) The Distributor shall pay all of its own costs and expenses connected with the promotion and marketing of Variable Contracts ("Distribution Expenses"), except that certain Distribution Expenses may be reimbursed to the Distributor as provided in Section 4 hereof.

     4. (a) Pursuant to a Brokerage Enhancement Plan (the "Plan") adopted by the Board of Managers of the Account in accordance with Section 12(b) of the 1940 Act, Rule 12b-1 and other rules and regulations promulgated thereunder, as the same may be, from time to time, issued or amended, the Account, on behalf of a Sub-Account that has approved the Plan pursuant to Section 5 thereof, may reimburse the Distributor, for Distribution Expenses as described in Section 4(b) hereof. Reimbursements shall be payable only from brokerage commissions paid by

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the Sub-Account in connection with its portfolio transactions which have been made available for use by the Sub-Account as described in the Plan. Reimbursements to the Distributor shall be payable on a monthly basis. Such reimbursement may be made only for the one year period commencing on the date hereof and for each twelve month period (or portion thereof) thereafter, in which the Plan is in effect for that Sub-Account.

       (b) Distribution Expenses reimbursable hereunder shall include, but not necessarily be limited to, the following costs:

                    (i) printing and mailing of Account prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Variable Contract owners;

                    (ii) development, preparation, printing and mailing of Account advertisements, sale literature and other promotional materials describing and/or relating to the Sub-Accounts and including materials intended for use within the AUSA, or for broker-dealer only use or retail use;

                    (iii) holding or participating in seminars and sales meetings designed to promote the distribution of Variable Contracts;

                    (iv) marketing fees requested by broker-dealers who sell Variable Contracts;

                    (v) obtaining information and providing explanations to Variable Contract owners regarding Account investment objectives and policies and other information about the Account and the Sub-Accounts, including the performance of the Sub-Accounts;

                    (vi) training sales personnel regarding sales of Variable Contracts;

                    (vii) compensating broker-dealers and/or their registered representatives in connection with the allocation of cash values and premiums of the Variable Contracts to the Account;

                    (viii) personal service and/or maintenance of Variable
               Contract owner accounts; and

                    (ix) financing any other activity that the Account's Board of Managers determines is primarily intended to result in the sale of Variable Contracts.

       (c) The Distributor shall submit annual reimbursable Distribution Expense budgets to the Board of Managers of the Account. As soon as practicable after the end of each calendar quarter, the Distributor shall submit to the Board of Managers for ratification reports of

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Distribution Expenses reimbursed as to each Sub-Account for that quarter. The
Board of Managers will consider each report at its next regular meeting after such report is submitted, and the Distributor shall only retain those reimbursements that are approved by the Board of Managers, including a majority of the "Disinterested Managers" (as that term is defined in Section 6 hereof).

     5. (a) The Account shall maintain a currently effective Registration Statement on Form N-3 and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rule and regulations of the SEC thereunder.

        (b) The Account represents and warrants that its Registration Statement, post-effective amendments, Prospectus and Statement of Additional Information (excluding statements based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to
Section 2(b) hereof shall be true and correct in all material respects.

     6. (a) This Agreement shall take effect on the date set forth above, provided it has been approved by a vote of the majority of the Managers of the Account and those Managers of the Account who are not "interested persons" of the Account and who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Disinterested Managers"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall remain in full force and effect until July 1, 2000, and may be continued for twelve month periods (or portions thereof) thereafter; provided that such continuance shall be specifically approved annually by a majority of the Board of Managers of the Account and by a majority of the Disinterested Managers. This Agreement may be amended, with respect to any Sub-Account, with the approval of a majority of the Board of Managers and by a majority of the Disinterested Managers.

        (b) This Agreement, with respect to any Sub-Account, may be terminated, at any time without payment of any penalty, by vote of a majority of the Disinterested Managers or by vote of a majority of the outstanding voting securities of that Sub-Account, or may be terminated by the Distributor, in either case on not more than 60 days' written notice delivered personally by registered mail, postage prepaid, to the other party.

        (c) This Agreement shall automatically terminate in the event of its assignment.

        (d) The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

     7. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Distributor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Distributor or retained by it to perform or assist in the

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performance of its obligations under this Agreement) the Distributor shall not be subject to liability to the Account or to any Variable Contract owner of the Sub-Accounts of the Account for any act or omission in the course of, or connected with, rendering services hereunder, or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

     8. (a) The Account shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), which the Distributor or such controlling person may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, as from time to time amended or supplemented, any prospectus or annual or interim report to Variable Contract owners of the Account, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Account in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Account in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Account or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Account to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Account in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Account of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Account will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Account elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Account elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Account does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Account shall promptly notify the Distributor of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the issuance or sale of any of the Variable Contracts.

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        (b) The Distributor shall indemnify and hold harmless the Account and each of its Managers and officers and each person, if any, who controls the Account against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in Section 8(a), but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Account in writing by or on behalf of the Distributor for use in connection with the Registration Statement, as from time to time amended, or the annual or interim reports to Variable Contract owners. In case any action shall be brought against the Account or any persons so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Account, and the Account and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of Section 8(a).

     9. This Agreement is made by the Account, on behalf of each Sub-Account, pursuant to authority granted by the Board of Managers, and the obligations created hereby are not binding on any of the Managers or Variable Contract owners of the Account individually, but bind only the property of the Account.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals on the day and year first above written.

                                     AUSA ENDEAVOR TARGET ACCOUNT
Attest:


/s/ Pamela Shelton                   By: /s/ Vincent J. McGuinness, Jr.
Secretary                                Vincent J. McGuinness, Jr., President


                                     ENDEAVOR GROUP

Attest:


/s/ Pamela Shelton                   By: /s/ Vincent J. McGuinness
Secretary                                Vincent J. McGuinness,
                                         Chief Executive Officer

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                                   SCHEDULE A



                          The Dow Target 5 Sub-Account
                         The Dow Target 10 Sub-Account

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